                                   LIABILITIES

Deposits
   In domestic offices ........................................  $86,574
   Noninterest-bearing ...............     $31,818
   Interest-bearing ....................... 54,756

   In foreign offices, Edge and Agreement subsidiaries,
   and IBF's..................................................... 69,887
  Noninterest-bearing .....................$ 3,777
   Interest-bearing ......................  66,110

Federal funds purchased and securities sold under agree-
ments to repurchase............................................   45,307
Demand notes issued to the U.S. Treasury ........................    161
Trading liabilities............................................   47,406

Other borrowed money  (includes  mortgage  indebtedness
  and  obligations  under capitalized leases):
   With a remaining maturity of one year or less ...........       4,578
   With a remaining maturity of more than one year
          through three years.....................................   261
      With a remaining maturity of more than three years.....        131
Bank's liability on acceptances executed and outstanding           2,212
Subordinated notes and debentures ................................ 5,715
Other liabilities................................................ 12,355

TOTAL LIABILITIES..........................................      274,587
                                                                 -------

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus                          0
Common stock.................................................      1,211
Surplus  (exclude all surplus related to preferred stock)...      10,294
Undivided profits and capital reserves .....................       5,414
Net unrealized holding gains (losses)
on available-for-sale securities ..............................        7
Cumulative foreign currency translation adjustments .........         16

TOTAL EQUITY CAPITAL .......................................      16,942
                                                                  ------
TOTAL LIABILITIES AND EQUITY CAPITAL ........................   $291,529
                                                              ==========
I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                        JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                        WALTER V. SHIPLEY               )
                        THOMAS G. LABRECQUE )DIRECTORS
                        WILLIAM B. HARRISON, JR.)
                                       -5-